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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                  FORM 8-A/A
                               AMENDMENT NO. 4

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ASPEN TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                    Delaware                                  04-2739697
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    (State of incorporation or organization)                (I.R.S. employer
                                                            identification no.)

TEN CANAL PARK, CAMBRIDGE, MASSACHUSETTS                         02141
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  (Address of principal executive offices)                  (Zip code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [ ]             check the following box. |X|



Securities Act registration statement file number to which this form relates:___
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered

          NONE                          NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                  Rights to Purchase Series A Participating
                          Cumulative Preferred Stock
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                                (Title of Class)


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     The undersigned registrant hereby amends the following items, exhibits and portions of its registration statement on Form 8-A dated October 9, 1997 as set forth in the pages attached hereto.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 of the Form 8-A dated October 9, 1997 (as amended to date, the "Form 8-A") filed by Aspen Technology, Inc. (the "Company") is hereby further amended to include the following:

     On March 19, 2002, the Company amended its Rights Agreement, dated March 12, 1998 and amended October 26, 2001 and February 6, 2002, by entering into Amendment No. 3 to the Rights Agreement dated March 19, 2002 (the "Amendment"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

     The definition of "Exempt Person" set forth in Section 1 of the Rights Agreement has been amended to define an "Exempt Person" to mean those investors and their transferees who have purchased or acquired shares of Series B-I Convertible Preferred Stock, Series B-II Convertible Preferred Stock or any warrants issued in connection with the Company's private placement of such securities.

     A copy of the Amendment is attached hereto as Exhibit 4.6 and is incorporated herein by reference. The foregoing description of the change to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended.

ITEM 2.  EXHIBITS

Item 2 of the Form 8-A is hereby amended by adding the following exhibit attached hereto:

  EXHIBIT NO.       DESCRIPTION
  -----------       -----------

     4.6 Amendment No. 3, dated as of March 19, 2002, to the Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer and Trust Company, as Rights Agent.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 19, 2002                     ASPEN TECHNOLOGY, INC.

                                          By: /s/ Lisa W. Zappala
                                            ------------------------------------
                                            Lisa W. Zappala
                                            Senior Vice President and Chief
                                            Financial Officer